As filed with the Securities and Exchange Commission on July 16, 2012

Registration No. 333-66891

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Legg Mason, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1200960 (I.R.S. employer identification number)

100 International Drive
Baltimore, Maryland 21202
(410) 539-0000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Legg Mason Profit Sharing and 401(k) Plan and Trust

(Full title of the Plans)

Thomas C. Merchant

Vice President and General Counsel-Corporate
Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
(410) 539-0000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

Legg Mason, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 filed on November 6, 1998 (Registration No. 333-66891) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock that were registered for issuance under the Legg Mason Profit Sharing and 401(k) Plan and Trust (the “Plan”).

The Registration Statement registered a total of 1,000,000 shares of common stock under the Plan.  The Registration Statement is hereby amended to deregister the remaining unissued shares interests under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 16th day of July, 2012.

LEGG MASON, INC

By:

 /s/ Mark R. Fetting

Mark R. Fetting

President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark R. Fetting Mark R. Fetting	Chairman and Chief Executive Officer (Principal Executive Officer)	July 16, 2012
/s/ Peter H. Nachtwey Peter H. Nachtwey	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 16, 2012
/s/ Harold L. Adams Harold L. Adams	Director	July 16, 2012
/s/ Robert E. Angelica Robert E. Angelica	Director	July 16, 2012
/s/ Dennis R. Beresford Dennis R. Beresford	Director	July 16, 2012
/s/ John T. Cahill John T. Cahill	Director	July 16, 2012
/s/ Barry W. Huff Barry W. Huff	Director	July 16, 2012
/s/ John E. Koerner III John E. Koerner III	Director	July 16, 2012

/s/ Cheryl Gordon Krongard Cheryl Gordon Krongard	Director	July 16, 2012
/s/ Nelson Peltz Nelson Peltz	Director	July 16, 2012
/s/ W. Allen Reed W. Allen Reed	Director	July 16, 2012
/s/ Margaret Milner Richardson Margaret Milner Richardson	Director	July 16, 2012
/s/ Nicholas J. St. George Nicholas J. St. George	Director	July 16, 2012
/s/ Kurt L. Schmoke Kurt L. Schmoke	Director	July 16, 2012

Plan.  Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on this 16th day of July, 2012.

The Legg Mason Profit Sharing and 401(k) Plan and Trust

By:

/s/ Brian K. Becker

Brian K. Becker

Plan Administrator